Item 9. Fair Disclosure

On 19 December,2000, Registrant filed Form 8K (Item 5 - Risk Factors) with respect to the activities of a certain Mr Flemming Stanley, of 173
Garden Wood Road, East Grinstead, United Kingdom. On December 13, 2000 YARC Systems Corporation had received an e-mail from Mr Flemming Stanley, expressing pleasure at YARC's announced suspension of operations. This e-mail also threatened the continuance of actions designed to damage
YARC and its CEO, Dr Trevor Marshall.

On December 28, 2000 a person unknown, but claiming to be Mr Flemming Stanley, posted two messages on the Raging Bull Investor Discussion Boards, at least one of which purported to offer Investment Advice to investors in OTC:YARC

1. The message of Exhibit 1 generally contains information which is at variance with the advice received from YARC's Danish Legal Counsel, and is believed by Management to be misleading and/or false.

a) The statement "Consequently I forced YARC out of United Kingdom by 'addressing' all their European dealers as well" is substantially true. The staff in YARC's UK office resigned subsequent to the receipt of e-mail letters from Mr Stanley which seemed to be designed to threaten and/or intimidate YARC's customers into breaking their business relationship with YARC.

At that time The Superior Court of California had issued an injunction in favor of Dr Trevor Marshall, Chairman and CEO of YARC, prohibiting harassment and stalking by Mr Stanley, including Electronic forms of harassment, such as e-mail, and the injunction which had been issued in December 1993 by the Superior Court of California against further libel was also in force. Additionally, Management had received a detailed interpretation of the intent of the Danish Court, which had ruled in March 1999 against similar statements by Mr Stanley. Consequently, Management deemed that Mr Stanley would not risk further libel and/or harassment campaigns.

b) It is believed that Mr Stanley's statement

   [YARC]"continued, despite the ruling of a Danish court, a member of the EEC - to sell what was not their property"

 is derived from an inaccurate interpretation of the Danish Judgment of Nov 22, 1996, which says,in Mr Stanley's own translation:

  "On the evidence the Court is not sufficiently satisfied that the Defendants' rip is protected by the Copyright Act. The Defendants' claim 1, item 1 is therefore allowed"

Management has been advised By Danish Legal Counsel that the Danish Court hereby found that Mr Stanley's RIP was found to be not covered by EEC Intellectual Property laws, and that the ruling had no effect outside Denmark. YARC did not therefore lodge an appeal, and Counsel's opinion, in the legal sense, has subsequently been proven correct. Management did not expect that Mr Stanley would attempt to misrepresent the Danish Judgment.

Management therefore advises investors in YARC Systems Corporation Inc to seek Due Diligence advice duly certified by Legal Counsel representing
Mr Stanley, and not rely on the legal interpretations of Mr Stanley himself.

2. The posting of Exhibit 2 generally contains unsubstantiated accusations affecting the reputation of YARC's CEO. Accusation 1 of that posting was contained in Stanley's pleading before the Danish Court, which ruled against that pleading in March 1999. Items 2,3,4 and 6 contain accusations which, to the best of Management's knowledge, have never been lodged with law enforcement or tested in Civil Courts, and which Management believes to be misleading and/or false.

3. This filing is intended to comply with Regulation FD, "Fair Disclosure", because advice is being publicly offered to investors which Management believes to be substantially misleading and/or false.

Item 5. Other Items - Risk Factors

The activities of Mr Stanley in Item 9 (above), whether legal or illegal, are likely to affect the Company's business prospects.


Exhibits

1 Posting apparently by Mr Flemming Stanley Thursday,Dec 28,2000 at 03:53 EST 2 Posting apparently by Mr Flemming Stanley Thursday,Dec 28,2000 at 14:55 EST


                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                 YARC SYSTEMS CORPORATION, INC.
                                 Registrant


Dated: December 28, 2000            By  /s/ Trevor G Marshall
                                 _______________________

                                 Trevor G Marshall
                                 Chairman and Chief Executive Officer
                                 (Principal Executive Officer)